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               L-3 COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
                             AS OF DECEMBER 31, 2000
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L-3 Communications Holdings, Inc.                                                                 Delaware
        L-3 Communications Corporation                                                            Delaware
                 AMI Instruments, Inc.                                                            Oklahoma
                 C3-ilex, LLC (31.5% or 35%)                                                      California
                 Cardiovascular Computer Systems, Ltd. (85%)                                      Wisconsin
                 Coleman Research Corporation                                                     Florida
                 Delsub, Inc.                                                                     Delaware
                 Digital Technics, L.L.C.                                                         Delaware
                       Digital Technics, L.P. (25% + 75%)                                         Delaware
                 Electrodynamics, Inc.                                                            Arizona
                 Honeywell TCAS Inc.                                                              Delaware
                 Hygienetics Environmental Services, Inc.                                         Delaware
                 Interstate Electronics Corporation                                               California
                 L-3 Communications Ancot Corporation                                             Delaware
                 L-3 Communications Atlantic Science & Technology Corporation                     New Jersey
                 L3 Communications Australia Proprietary Limited                                  Australia
                 L-3 Communications Aydin Corporation                                             Delaware
                       Aydin Foreign Sales Limited                                                Guam
                       Aydin Investments, Inc.                                                    Delaware
                       Aydin S.A  (19%)                                                           Argentina
                       Aydin Yazilim ve Elektronik Sanayi A.S. (40%)                              Turkey
                       L-3 Communications Global Network Solutions U.K. Ltd.                      United Kingdom
                 L-3 Communications DBS Microwave, Inc.                                           California
                 L-3 Communications ESSCO, Inc.                                                   Delaware
                       Electronic Space Systems International Corp.                               U.S. Virgin Islands
                       Electronic Space Systems (UK) Limited (90%)                                United Kingdom
                       ESSCO Collins Limited (99.99%)                                             Republic of Ireland
                       ESSCO Satellite Systems Corp.                                              Delaware
                 L-3 Communications Holding GmbH Federal                                          Republic of Germany
                       L-3 Communications ELAC Nautik GmbH                                        Federal Republic of Germany
                            Arbeitsmedizinische Betreungsgesellschaft Kieler Bertriebe mbH (50%)  Federal Republic of Germany
                            ELAC Nautik Untersttzungskae GmbH                                     Federal Republic of Germany
                       Power Paragon (Deutschland) Holding GmbH (99% +1%)                         Federal Republic of Germany
                            EuroAtlas Gesellschaft fr Leistungselektronik mbH                     Federal Republic of Germany
                            JovyAtlas Elektrische Umformtechnik GmbH                              Federal Republic of Germany
                                Astrid Energy Enterprises S.R.L (10%)                             Italy
                            Narda Safety Test Solutions GmbH                                      Federal Republic of Germany
                 L-3 Communications ILEX Systems, Inc.                                            Delaware
                       Itel Solutions, LLC (50%)                                                  Delaware
                 L-3 Communications Secure Information Technology, Inc.                           Delaware
                       L-3 Communications Network Security Systems, LLC (63.9535%)                Delaware
                 L-3 Communications Security Systems Corporation                                  Delaware
                 L-3 Communications SPD Technologies, Inc.                                        Delaware
                       SPD Holdings, Inc.                                                         Delaware
                            Henschel Inc.                                                         Delaware
                            Pac Ord Inc.                                                          Delaware
                            Power Paragon, Inc.                                                   Delaware
                            SPD Electrical Systems, Inc.                                          Delaware
                            SPD Switchgear Inc.                                                   Delaware
                 L-3 Communications Storm Control Systems, Inc.                                   California
                 L-3 Communications U.K. Ltd.                                                     United Kingdom
                       Storm Control Systems Limited                                              United Kingdom
                 L-3 Management Corp.                                                             Delaware
                 L-3 Microdyne Holdings Corporation                                               Maryland
                 LogiMetrics, Inc. (53.5%)                                                        Delaware
                       Logimetrics FSC, Inc. (53.5%)                                              U.S. Virgin Islands
                       mmTECH, INC. (53.5%)                                                       New Jersey
                 Medical Education Technologies, Inc.  (33.3%)                                    Delaware
                 Microdyne Corporation                                                            Maryland
                       Microdyne Communications Technologies Incorporated                         Maryland
                            MCTI Acquisition Corporation                                          Maryland
                                      Apcom, Inc.                                                 Maryland
                                      Celerity Systems Incorporated                               California
                       Microdyne Ltd.                                                             U.S. Virgin Islands
                       Microdyne Outsourcing Incorporated                                         Maryland
                       Microdyne UK, Inc.                                                         Delaware
                 MPRI, Inc.                                                                       Delaware
                 Southern California Microwave, Inc.                                              California
                 SpaceTel Communications Corp.                                                    Delaware
                 TrexCom (Asia) PTE, Ltd.                                                         Unknown
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